UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 15, 2006

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	001-09781 (0-1052) (Commission File Number)	04-2170233 (I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

(a)    Director Compensation

On February 15, 2006, the Board of Directors (the “Board”) of Millipore Corporation (the “Company”) approved the creation of a new Technology Committee, supplementing the existing three standing committees of the Board: the Audit and Finance Committee, the Governance and Public Policy Committee, and the Management Development and Compensation Committee (the “Compensation Committee”). The Board also approved the following cash compensation for Board and committee services by directors (other than directors who are employees of the Company), to become effective immediately after the Company’s Annual Meeting of Shareholders on April 26, 2006:

Board Participation: Each member of the Board of Directors shall receive an annual fee of $48,000. The non-employee Lead Director of the Board shall, in addition to the base annual fee, receive an annual fee of $10,000 (increased from $5,000) for such service.

Committee Participation: Members of the Audit and Finance Committee shall receive an annual fee of $18,000. The chair of the Audit and Finance Committee shall, in addition to the base annual fee, receive an annual fee of $10,000 (increased from $5,000). Members of the Governance and Public Policy Committee, the Compensation Committee and the Technology Committee shall receive an annual fee of $8,000 for each committee membership and the chairs of such committees shall receive an additional annual fee of $3,000.

Board and committee fees are paid quarterly.

(b)    Management Compensation and Equity Grants

On February 15, 2006, the Compensation Committee determined the following for eligible executive officers of the Company:

•	annual incentive payments for 2005 pursuant to the Millipore Incentive Plan (the “Incentive Plan”);
•	base salary increases for 2006;
•	stock option and restricted stock unit grants; and
•	terms of annual incentive program for 2006 pursuant to the Incentive Plan.

The Company intends to provide additional information regarding the cash and equity compensation awarded to the Named Executive Officers in respect of and for the year ended December 31, 2005, in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders.

Annual Incentive Program Payments and Base Salary Increases

The following table sets forth information regarding the annual incentive payment amounts for 2005 and the base salary for 2006 for the executive officers who will be included as the Named Executive Officers in the Company’s 2006 proxy statement:

Executive Officer	Title	2005 Incentive Payment ($)	2006 Base Salary ($) (1)
Martin D. Madaus	Chairman, President and Chief Executive Officer	900,000	700,000

Kathleen B. Allen	Vice President, Chief Financial Officer	311,267	328,494

Dominique F. Baly	Vice President, President of Bioscience Division and Millipore International	244,567	322,296

Jean-Paul Mangeolle	Vice President, President of Bioprocess Division	255,503	324,480

Peter C. Kershaw	Vice President, Global Supply Chain	259,480	280,800

(1)	Effective February 20, 2006

The Compensation Committee reviewed the results of financial operations for 2005 and approved the incentive payments for the eligible group (to be paid in March 2006). These payments are consistent with the financial performance metrics, relative weight and incentive opportunities as had been set for 2005, as described in detail in our Current Report on Form 8-K dated April 14, 2005.

Stock Options and Restricted Stock Units

The Compensation Committee granted equity compensation awards to executive officers of the Company, including the Named Executive Officers. The grants were made under the Company’s

Amended and Restated 1999 Stock Incentive Plan (the “Equity Plan”), a copy of which has been previously filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2005. The grants will be covered by separate award agreements.

The following table sets forth information regarding options to purchase shares of the Company’s common stock (“Options”) and restricted stock units denominated in shares of the Company’s common stock (“RSUs”) granted to the Named Executive Officers under the Equity Plan.

Executive Officer	Title	Number of Options	Number of RSUs
Martin D. Madaus	Chairman, President and Chief Executive Officer	50,000	16,667

Kathleen B. Allen	Vice President, Chief Financial Officer	17,411	5,804

Dominique F. Baly	Vice President, President of Bioscience Division and Millipore International	13,393	4,465

Jean-Paul Mangeolle (1)	Vice President, President of Bioprocess Division	—	—

Peter C. Kershaw	Vice President, Global Supply Chain	14,286	4,762

(1)	Jean-Paul Mangeolle became an executive officer of the Company in 2005 and in connection therewith was awarded 13,500 Options having an exercise price per share of $60.85, and 6,000 RSUs.

The Options awarded to the executives are non-qualified stock options and vest in one-quarter increments on each of the first four anniversaries of the grant date, or earlier upon certain events, subject to the executives’ continuing employment on those dates. The options have a ten-year term and have an exercise price per share of $66.79, the fair market value of the Company’s common stock at the close of the date prior to the grant.

The RSUs were awarded to the executives under the Equity Plan provisions allowing for the granting of restricted stock units and vest in increments of 20%, 30% and 50% on each of the first, second and third anniversaries of the grant date, or earlier upon certain events, subject to the executives’ continuing employment on those dates. Vested RSUs result in the delivery to the recipient of one share of the Company’s common stock per vested unit, subject to adjustment under the Equity Plan.

The form of RSU Grant under which each of the RSUs described above was granted is filed as an exhibit to this Current Report on Form 8-K .

Annual Incentive Program for 2006

Annual incentive payments to the executive officers and other employees of Millipore Corporation are awarded under the Incentive Plan. The Incentive Plan is designed to create an award pool based on a formulaic assessment of the performance of the Company. These Financial Performance Metrics and their relative weight are set for each year by the Compensation Committee and may be changed from year to year.

On February 15, 2006, the Compensation Committee set the Financial Performance Metrics for 2006 to include sales growth, profitability and relative performance of the Company versus peer companies in like industries. Each of these three Financial Performance Metrics is weighted equally for 2006.

The incentive award pool for executive officers including the CEO is based solely on overall Company performance against the Financial Performance Metrics, subject to the final discretion of the Compensation Committee, which may override the awards otherwise suggested by the applicable Financial Performance Metrics. Levels of Company performance are defined in relation to corporate goals for “Target” (the expected level of performance) and “Minimum” (that level of performance below which no incentive payment will be made). If corporate performance is below the Target performance, but above the Minimum, some incentive payment will be payable but not full target incentive payment; if corporate performance exceeds Target, additional incentive payment will be payable. The personal incentive factor for each executive officer, expressed as a percentage of such officer’s base salary for 2006, will be determined by the Compensation Committee following the end of 2006. For 2006, the personal incentive factor target for the executive officers of the Company other than the CEO is 55% of 2006 base salary of such officers, with a maximum possible incentive payment for each such executive officer of 150% of such officer’s base salary. The personal incentive factor target for the Company’s CEO, Martin D. Madaus, is 65% of Dr. Madaus’ 2006 base salary, with a maximum possible incentive payment of 200% of his base salary.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2005 the company announced that Donald B. Melson would leave the position of controller and chief accounting officer effective at the time his successor commenced employment with the company or earlier should Mr. Melson choose to depart from the company prior to the appointment of his successor. Mr. Melson announced on February 17, 2006 that he will be leaving the company at the close of business on March 3, 2006. Kathleen B. Allen, Vice President and Chief Financial Officer, will assume the position of chief accounting officer at the time of Mr. Melson’s departure.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin Vice President and General Counsel

Date: February 17, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement